UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

Commission File No. 000-52062

GRACE 2, INC.
 (Exact name of small business issuer as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	20-3708500 (I.R.S. Employer Identification No.)

735 Broad Street, Suite 400 Chattanooga, TN	37402
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (423) 265-5062

Not Applicable
(Former name or former address, if changed since last report.)

Copies to:
The Sourlis Law Firm
Joseph M. Patricola, Esq.
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
(732) 530-9007
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

On June 9, 2011 Grace 2, Inc., a Delaware corporation (the “Company”)    consummated the sale of an aggregate of 1,000,000 shares of the Company’s common stock to one accredited investor (as that term is defined by Rule 501(a) under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for an aggregate purchase price of $100.

On August 8, 2011, the Company consummated the sale of an aggregate of 1,500,000 shares of the Company’s common stock to three accredited investors for an aggregate purchase price of $150.

The Company issued the foregoing 2,500,000 shares of common stock under the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering of securities, there were a limited number of purchasers, the purchasers were “accredited investors” (as defined under Rule 501(a) of the Act) and had access to information about the Company and their purchases, the purchasers represented that they purchased the shares for investment purposes and not resale, and the Company is taking appropriate measures to restrict the transfer of the shares by placing customary restrictive legends on the certificates evidencing the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRACE 2, INC.
Date: August 31, 2011	By: /s/ DOUGLAS DYER
Name: Douglas Dyer Title: President and Director (Principal Executive Officer Principal Financial Offer and Principal Accounting Officer)